1.

Code of Ethics/Personal Trading

Rule 204A-1 of the Investment Advisers Act of 1940 (“Advisers Act”) requires all investment advisors registered with the Securities and Exchange Commission (“SEC”) to adopt codes of ethics that set forth standards of conduct and require compliance with federal securities laws. Elessar Investment Management is a state registered investment advisor in Ohio.

This code of ethics (“Code”) is intended to reflect fiduciary principals that govern the conduct of Elessar and its Access Persons, as defined below, in those situations where Elessar acts as an investment advisor as defined under the Advisers Act in providing investment advice to clients

a.

Definitions

i.

Access person - any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment advisor, or other person who provides investment advice on behalf of the investment advisor and is subject to the supervision and control of the investment advisor. Additionally, the term refers to anyone who has access to nonpublic information regarding any advisory clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or is involved in making securities recommendations to advisory clients, or who has access to such recommendations that are nonpublic. For the purposes of this Code, all employees of Elessar will be considered Access Persons.

ii.

Chief Compliance Officer - the person so designated by the Adviser to act in that capacity under Rule 38a1 of the Investment Company Act.Elessar’s CCO is Mitch Krahe.

iii.

Beneficial ownership - shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities.

The term pecuniary interest shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to Securities held by members of a person's immediate family sharing the same household; a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's interest in securities held by a trust, anda person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.  Please see the Advisors Act for a complete definition.

iv.

Inside Information – refers to material, non-public information regarding an issuer of securities, including, but not limited to, portfolio holdings, performance attribution analysis that includes any reference to specific portfolio holdings, and created for any purpose.  It includes electronic holdings and transaction reports that contain information regarding securities being purchased, held or sold by Elessar on behalf of its clients.

v.

Security -  any note, stock, treasury stock, bond, debenture, mutual fund share, evidence of indebtedness, certificate of interest or participation in any profit—sharing agreement, collateral—trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting—trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

b.

Standard of Conduct, Compliance with Laws, Rules and Regulations
Elessar expects its Access Persons to comply with all laws, rules and regulations applicable to its operations and business. All Access Persons are responsible for reviewing this Code and the company policies which are a part of this Code, and for acting in compliance with these policies in all daily activities.  Each Access Person is responsible for being familiar with and complying with this Code

c.

Gifts– see attached Gift Notification Form
On occasion, because of their position with Elessar, Access Persons may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons.  Acceptance of extraordinary or extravagant gifts is prohibited.  Any such gifts must be declined and returned in order to protect the reputation and integrity of the company.  Gifts of nominal value, customary business meals, entertainment (e.g., sporting events), and promotional items, may be accepted.  All gifts received by an Access Person that might violate this Code must be promptly reported to the CCO.  Any material gift should be reported to the CCO using the Gift Notification Form.  See Exhibit 10

d.

Protection of Material Non Public Information
Employees of Elessar shall not engage in any transaction in the securities of another company if they are in possession of Inside Information about such company that they receive in the course of performing their duties with Elessar.  In addition, employees of Elessar shall maintain the confidentiality of InsideInformation that he or she may possess, and shall not communicate any details to other persons about any Inside Information or give any advice or make recommendations regarding an investment in any and all related securities.

No Access Person shall use any information concerning the investments or investment intentions ofElessar, or his or her ability to influence such investment intentions, for personal gain or ina manner detrimental to the interests of clients.

e.

Outside Business Interests – see attached Outside Business Interests Report
Employees of Elessar shall report to the CCO, at the time of hire and annually thereafter, a list of all businesses that they or a member of their household own an interest in.  The purpose of this report is to identify any possible conflicts of interest that may arise due to employees’ investment activities.  The CCO shall report any potential conflicts to the CIO.  See Exhibit 11.

f.

Personal Trading
As a fiduciary, Elessar has a duty to act solely in the best interest of each of its clients.  Employees must be certain that any transaction made in their personal accounts will not have a negative impact on client holdings.  To eliminate any conflict of interest between an employee’s personal account and those of clients, employees shall abide by the following policies and procedures reasonably designed to eliminate any unethical trading practices.

g.

Personal Trading Rule:
Any equity security traded on behalf of a client’s account shall not be eligible for trading in an employee’s account for a period of five (5) days (the “Black Out Period”).  The Black Out Period shall be calculated as the two (2) calendar days prior to the transaction, the day of the transaction and the two calendar days following the transaction.  Please note that only equity securities with a market capitalization between approximately $100 million and $3.0 billion are eligible for client investment.  Therefore any security outside of this range does not pose any risk of conflict, and does not have to be pre-cleared.  However, personal security transactions within this range AS WELLAS those outside this range must be listed on the Quarterly Transaction Report as defined in that section below.

h.

Personal Trading Exceptions
The following equity securities with a market capitalization between $150 million and $2.5 billion shall be exempt from the above stated personal trading rule:

1.

Those held in accounts over which the access person had no direct or indirect influence or control;

2.

Transactions effected pursuant to an automatic investment plan.

i.

Personal Trading Procedure - See Attached Pre-Trade Approval Form
For any personal trade that has the potential of being in a client account – those securities with a market cap of $100m to $3B at the time of trade – a pre-trade approval form shall be submitted to the Chief Compliance Officer BEFORE executing the personal trade.  The Chief Compliance officer will approve or deny the trade within 24 hours of receipt based on discussions with the CIO and/or portfolio manager.  CCO will have his/her trades reviewed and approved by the CIO and/or portfolio manager.  The form will be promptly sent back to the employee.  If the trade is approved the employee will have 48 hours to complete the trade.  A denied trade may be resubmitted for review at the Access Person’s discretion.

j.

IPO Participation
Any Access Person wishing to participate in an IPO must get specific written permission from the Chief Investment Officer and/or the Chief Compliance Officer PRIOR to making the investment.

k.

Personal Trading Reports
Rule 204A-1 of the Advisers Act requires all Access Persons of an investment advisor registered with the SEC to report, and the investment advisor to review, their personal securities transactions and holdings periodically.  As such, all employees of Elessar are required to submit the following to the Chief Compliance Officer:

i.

Personal Holdings Report -See Attached Personal Hldgs Report
In order to address potential conflicts of interest and to help ensure compliance with the Code, all Access Persons must provide the Chief Compliance Officer with a list of all Securities in which the Access Persons has a Beneficial Interest (the "Personal Holdings Report") and a list of all brokers, dealers and/or banks where they maintain a securities account. This Personal Holdings Report must be provided upon commencement of the firm’s investing activities, or at the time of employment, whichever is later, and updated annually thereafter. See Exhibit 12.  The Personal Holdings Report must contain the following information:

1.

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect Beneficial Ownership;

2.

The name of any broker, dealer or bank with which the access person maintains an account in which any Securities are held for the access person's direct or indirect benefit; and

3.

The date the Access Person submits the report.

ii.

Personal Holding Report Exemptions
None.  All Securities in which the employee has a Beneficial Ownership must be listed on this report.  New employees must submit this form within ten (10) days of the commencement of employment and must be current as of a date within forty five (45) days of submission.

iii.

Quarterly Transaction Reports – See attached Form
All Access Personsmust file a Quarterly Transaction Report within 30 days after the end of each quarter listing securities transactions and any new securities accounts established at a bank, broker or dealer during the quarter. If no securities transactions occurred and no new securities accounts were opened during the relevant quarter, a Quarterly Transaction Report indicating that fact must be filed.  See Exhibit 13.  The Quarterly Transaction Report must contain the following information:

1.

The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

2.

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.

The price of the security at which the transaction was effected;

4.

The name of the broker, dealer or bank with or through which the transaction was effected; and

5.

The date the Access Person submits the report.

iv.

Quarterly Transaction Exemptions
The following securities do NOT have to be listed on the Quarterly Transaction Report.

1.

Direct obligations of the Government of the United States;

2.

Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.

Shares issued by money market funds;

4.

Shares issued by open-end funds other than reportable funds; and

5.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds

v.

Duplicate Brokerage Statements/Confirmations
Elessar shall not collect duplicate brokerage confirmations as an alternative to the submission of Quarterly Transaction Reports.

vi.

Certification of Compliance – See Attached Certificate
Each Employee will be required to certify that he or she has read, understands and has complied with (or in the case of a newly hired Employee, will comply with) the Code. This Certification of Compliance is required upon commencement of employment and annually thereafter.See Exhibit 14.

l.

Exceptions
Exceptions to the Code will rarely, if ever, be granted.  However, the CCO may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse.  All exceptions shall be solicited and issued in writing.  No reports shall be required under this Code for (i) transactions effected pursuant to an automatic investment plan and (ii) securities held in accounts over which the Access Person has no direct control.See Exhibit 15.

m.

Sanctions
If the CCO determines that an Access Person has committed a violation of the Code, the Company may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension or termination of employment, fine, civil referral to the SEC and, in certain cases, criminal referral.  The Company may also require the offending Access Person to reverse the trades in question, forfeit any profit or absorb any loss derived therefrom; and such forfeiture shall be disposed of in a manner that shall be determined by the Company in its sole discretion.  Failure to timely abide by directions to reverse a trade or forfeit profits may result in the imposition of additional sanctions.See Exhibit 16

n.

Material Violations

Employees must report all material violations to the CCO or CIO of the Company.

Elessar Investment Management

Annual Certification Of Compliance With The Personal Securities Transactions Disclosure And Code Of Ethics

Date: ____________, 20__

As an employee of Elessar Investment Management, LLC (the “Company”), a state registered investment advisor and in accordance with its Code of Ethics (the “Code”) I hereby certify to the following:

1.

I have received a copy of the Code of Ethics;

2.

I have read the Code and shall abide by its terms.

3.

I have reported all securities transactions as required by the Code and shall continue to do sure during my employment with the Company.

4.

I have complied with the Code of Ethics in all other respects.

_____________________________________________

Signature

_____________________________________________

Print Name

Dated: _________________________________, 20__

Elessar Investment Management

Quarterly Transaction Report

Quarter ended ______________ 20__

As an employee of Elessar Investment Management, LLC (the “Company”), a state registered investment advisor and in accordance with its Code of Ethics (the “Code”) I hereby certify and disclose as required by the Code of Ethics that I have made the following trades regarding securities in which I hold a beneficial interest during the previous calendar quarter:

Date	Name of Security	Type	Buy/Sell	Ticker	# of Shares	Price	Principal Amount	Broker	Account #

_____________________________________________

Signature

_____________________________________________

Print Name

Dated: _________________________________, 20__

Elessar Investment Management

Personal Holdings Report

Year ended December 31, 20__

As an employee of Elessar Investment Management, LLC (the “Company”), a state registered investment advisor and in accordance with its Code of Ethics (the “Code”) I hereby certify and disclose as required by the Code of Ethics that I hold a beneficial interest, as defined by the Code of Ethics, in the following securities:

Name of Security	Type	Ticker	# of Shares	Principal Amount	Broker	Account #

_____________________ ________________________

Signature

_____________________________________________

Print Name

Dated: _________________________________, 20__

Elessar Investment Management

Outside Business Interests

Year ended December 31, 20__

As an employee of Elessar Investment Management, LLC (the “Company”), a state registered investment advisor and in accordance with its Code of Ethics (the “Code”) I hereby certify and disclose as required by the Code of Ethics that I have an ownership interest in the following enterprises outside of the Company or its affiliates:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

_____________________________________________

Signature

_____________________________________________

Print Name

Dated: _________________________________, 20__

Personal Trade Pre-Approval Form

Date of Submission: _________________

All employees of Elessar Investment Management (“EIM”) must abide by the firm’s Code of Ethics (the “Code”).  Said Code states that “[a]ny equity security traded on behalf of a client’s account shall not be eligible for trading in an employee’s account for a period of five (5) days (the “Black Out Period”).  The Black Out Period shall be calculated as the two (2) calendar days prior to the transaction, the day of the transaction and the two calendar days following the transaction.”

To fulfill the requirements of the Code, the following information must be submitted to the Firm’s Chief Compliance Officer PRIOR to executing a trade in a security described above.

Security Name	Ticker	Action	# of Shares	Price	Amt of Trans	Date Acquired	Account

The Chief Compliance Officer shall determine if the trade is approved by answering the following questions:

1.

Are any of the securities currently held in any client portfolios?   ___ Yes ___ No

2.

Have any of the securities been held in any client portfolio in past two days? __Yes __No

3.

Will any of the securities be added to any client portfolios in the next two days? _ Y _ N

Signature of Portfolio Manager:____________________________________

4.

Have any of the securities been held for less than sixty (60) days? ___ Yes ___ No

5.

List securities that have been APPROVED – trade must be executed within 48 hours.

______________________

______________________

______________________

______________________

6.

List securities that have been DENIED – approval can be requested again in 48 hours.

______________________

______________________

______________________

______________________

Signature of Chief Compliance Officer: _________________________     Date: _____________

Elessar Investment Management

Gift Notification Form

Date: ____________, 20__

As an employee of Elessar Investment Management, LLC (the “Company”), a state registered investment advisor and in accordance with its Code of Ethics (the “Code”) I hereby notify the Company that the following gift was received:

Gift – Including Reason and Attendees if Applicable

Approximate Value

__________________________________________________

________________

__________________________________________________

________________

__________________________________________________

________________

__________________________________________________

________________

__________________________________________________

________________

_____________________________________________

Signature

_____________________________________________

Print Name

Dated: _________________________________, 20__